Exhibit 99.8

SECURITY AGREEMENT
This SECURITY AGREEMENT, dated as of January 13, 2017, is entered into by and among the Persons listed on the signature pages hereof as "Grantors" and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 2 (each sometimes individually referred to herein as a "Grantor" and collectively, the "Grantors"), on the one hand, and AVIDBANK, a California banking corporation in its capacity as agent under the Credit Agreement described below ("Agent"), on the other hand.  Initially capitalized terms used in this Security Agreement have the meanings ascribed to such terms in Annex 1.  All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
R E C I T A L S
A. Auxilio, Inc., a Nevada corporation ("Parent"), Auxilio Solutions, Inc., a California corporation ("Solutions"), Delphiis, Inc., a California corporation ("Delphiis"), CynergisTek, Inc., a  Texas corporation ("CynergisTek") and one or more additional direct or indirect Subsidiaries of Parent, hereafter acquired or formed, which become party to the Credit Agreement (defined below) (Parent, Solutions, Delphiis, CynergisTek and such other Subsidiaries are sometimes individually referred to herein as a "Borrower" and collectively referred to herein as "Borrowers"), the financial institutions from time to time parties to the Credit Agreement (hereinafter defined) as Lenders, and Agent are contemporaneously herewith entering into that certain Amended and Restated Credit Agreement, dated as of even date herewith (as may be amended or restated from time to time, the "Credit Agreement");
B. In connection with the Credit Agreement, each Guarantor is executing and delivering to Agent, a Facility Guaranty; and
C. To induce Agent and Lenders to enter into the Credit Agreement, each Grantor has agreed to enter into this Security Agreement in order to grant to Agent, for the ratable benefit of itself, the Lenders and the other Secured Parties, a first priority security interest in the Collateral to secure prompt payment and performance of the Secured Obligations.
A G R E E M E N T
NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:
1 Creation of Security Interest.  Each Grantor hereby grants to Agent, for the ratable benefit of itself, the Lenders and the other Secured Parties, a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations.  Each Grantor acknowledges and affirms that such security interest in the Collateral of such Grantor in which Collateral such Grantor has rights has attached to such Collateral without further act on the part of Agent or such Grantor.
2 Further Assurances.
2.1 Each Grantor shall execute and deliver to Agent concurrently with such Grantor's execution of this Security Agreement, and from time to time at the reasonable request of Agent, and each Grantor hereby authorizes Agent to file, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Agent may reasonably  require, in form reasonably satisfactory to Agent, to perfect and maintain perfected Agent's security interests in the Collateral, and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Credit Agreement.  Each Grantor hereby irrevocably makes, constitutes, and appoints Agent (and Agent's officers, employees, or agents) as such Grantor's true and lawful attorney with power to sign the name of such Grantor on any of the above‑described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of such Grantor in order to perfect, or continue the perfection of, Agent's security interests in the Collateral.  Each Grantor agrees that neither Agent, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 2.1, other than as a result of its or their gross negligence or willful misconduct.  THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 2.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH, THE CREDIT AGREEMENT TERMINATED, AND ALL OF GRANTORS' DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

2.2 Without limiting the generality of the foregoing Section 2.1 or any of the provisions of the Credit Agreement, promptly upon Agent's request in the exercise of its Permitted Discretion, each Grantor shall: (i) mark conspicuously such Grantor's Books with a legend, in form and substance reasonably satisfactory to Agent, indicating that the Collateral is subject to the security interest granted hereby; (ii) mark all Chattel Paper with a conspicuous legend indicating Agent's security interest therein and otherwise in form and substance reasonably satisfactory to Agent; and (iii) appear in and defend any action or proceeding which may affect such Grantor's title to, or the security interest of Agent in, any of the Collateral.
2.3 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Grantors shall, promptly upon reasonable request by Agent, endorse (where appropriate) and assign the Negotiable Collateral over to Agent, and deliver to Agent actual physical possession of the Negotiable Collateral together with such undated powers, or other relevant document of transfer, endorsed in blank as shall be reasonably requested by Agent, all in form and substance reasonably satisfactory to Agent.
2.4 In the event that any Collateral is in the possession of one or more third Person(s), or is located on any leased premises, the applicable Grantor shall, upon Agent's request, promptly obtain a duly executed Collateral Access Agreement with respect to such location or premises.
2.5 Each Grantor shall deliver to Agent a duly executed control agreement in form and substance reasonably satisfactory to Agent with respect to all Deposit Accounts (other than Deposit Accounts maintained at Agent and subject to Section 5.11 of the Credit Agreement), electronic Chattel Paper, Investment Property, and Letter of Credit Rights, promptly upon Agent's reasonable request from time to time.
2.6 Each Grantor shall promptly notify Agent of any Commercial Tort Claims such Grantor may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of damages, copies of any complaint or demand letter submitted by the applicable Grantor, and such other information as Agent may request, and in connection therewith, at Agent's reasonable request, such Grantor and Agent shall enter into an amendment to this Security Agreement granting a security interest to Agent in each such Commercial Tort Claim to secure the Secured Obligations.
3 Pledged Interests.
3.1 Each Grantor shall cause 100% of the issued and outstanding Ownership Interests of such Grantor's Subsidiary to be subject at all times to a first priority, perfected Lien in favor of Agent pursuant to the terms and conditions of this Security Agreement, subject only to Permitted Liens.  In furtherance of the foregoing, with respect to each Subsidiary formed or acquired after the Closing Date, the applicable Grantor shall execute and deliver to Agent a Pledged Interests Addendum pursuant to Section 5.10(a) hereof with respect to such Subsidiary, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to Agent.  In addition, promptly upon Agent's request Grantors shall enter into such amendments to this Security Agreement as are reasonably requested by Agent to facilitate the pledge of Ownership Interests in Foreign Subsidiaries to the extent such pledge is otherwise required by the terms of the Credit Agreement or this Security Agreement.  Notwithstanding the foregoing, no Grantor shall be required to grant a Lien to Agent on any Ownership Interests of any Foreign Subsidiary in excess of 65% of the issued and outstanding Ownership Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) and 100% of the issued and outstanding Ownership Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) if a Lien on a greater percentage would result in material adverse tax consequences to Parent.

3.2 Anything herein to the contrary notwithstanding, (i) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral of such Grantor, including, without limitation, the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (iii) to the extent allowed under applicable law, Agent shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Agent be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Security Agreement, the Credit Agreement, or any other Loan Document, each Grantor shall have the right to possession and enjoyment of the Collateral of such Grantor for the purpose of conducting the ordinary course of their business, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual, and dividend or distribution rights (except as set forth in paragraph 3.3(b) below), shall remain with the applicable Grantor until the occurrence of and during the continuation of an Event of Default and until Agent shall notify the applicable Grantor of Agent's exercise of voting, consensual, and/or dividend rights with respect to the Pledged Interests pursuant to Section 8 hereof.
3.3 Grantors shall be entitled to receive and retain any and all dividends and/or distributions paid in respect of the Ownership Interests of the Pledged Companies; provided, however, that, except as permitted under the Credit Agreement, any and all:
(a) Distributions paid or payable other than in cash in respect of, and any and all additional shares or instruments or other property received, receivable, or otherwise distributed in respect of, or in exchange for the Ownership Interests of the Pledged Companies;
(b) Distributions paid or payable in cash in respect of any Ownership Interests of the Pledged Companies in connection with a partial or total liquidation or dissolution, merger, consolidation of any Pledged Company, or any exchange of stock, conveyance of assets, or similar corporate reorganization;
(c) cash paid with respect to, payable, or otherwise distributed on redemption of, or in exchange for, any Ownership Interests of the Pledged Companies, and
(d) after the occurrence and during the continuance of an Event of Default, and upon the election of Agent, all Distributions in respect of any Ownership Interests of the Pledged Companies (including cash dividends other than those described in subparagraphs (b) and (c) above), shall be forthwith delivered to Agent to hold as Collateral and shall, if received by Grantors, be received in trust for the benefit of Agent, be segregated from the other property or funds of Grantors, and be forthwith delivered to Agent as Collateral in the same form as so received (with any necessary endorsement), and, if deemed necessary by Agent, Grantors shall take such actions, including the actions described in Section 5.10, as Agent may reasonably require.

4 Representations and Warranties.  In order to induce Agent and Lenders to enter into the Credit Agreement and to make Loans to Borrower or issue any Letter of Credit, in addition to the representations and warranties of Grantors set forth in the other Loan Documents which are incorporated herein by this reference, each Grantor represents and warrants to Agent and Lenders that on the Closing Date and thereafter on the date of each and every Borrowing or issuance of a Letter of Credit:
4.1 Legal Name; State of Organization; Location of Chief Executive Office and Collateral; FEIN.  Each Grantor's exact legal name, state of incorporation, FEIN and charter or organizational identification number is accurately set forth in Section 4.1 of Schedule 1.  Each Grantor's chief executive office is located at the address set forth in Schedule 1, and all other locations where each Grantor conducts business or Collateral is kept are set forth in Section 4.1 of Schedule 1.
4.2 Locations of Grantor's Books.  All locations where each Grantor's Books are kept, including all equipment necessary for accessing such Grantor's Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping such Grantor's Books or collecting Rights to Payment for such Grantor, are set forth in Section 4.2 of Schedule 1.
4.3 Trade Names and Trade Styles.  All trade names and trade styles under which each Grantor presently conducts its business operations are set forth in Section 4.3 of Schedule 1, and, except as set forth in Section 4.3 of Schedule 1, no Grantor has, at any time during the five years preceding the date of this Security Agreement: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.
4.4 Enforceability; Priority of Security Interest.  (i) This Security Agreement creates a security interest which is enforceable against the Collateral in which such Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, and (ii) Agent has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third Persons, possession or control) and a first priority security interest in the Collateral in which such Grantor now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest (to the fullest extent perfection can be obtained by filing, notification to third Persons, possession or control) in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Secured Obligations.
4.5 Other Financing Statements. Other than financing statements in favor of Agent and financing statements filed in connection with Permitted Liens, to the Knowledge of such Grantor, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.
4.6 Rights to Payment.
(a) the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens (other than Permitted Liens), adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind or character, except to the extent reflected by such Grantor's reserves for uncollectible Rights to Payment;

(b) to such Grantor's Knowledge, all Account Debtors and other obligors on the Rights to Payment are Solvent and generally paying their debts as they come due;
(c) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;
(d) such Grantor not has assigned any of its rights under the Rights to Payment other than to Agent pursuant to this Security Agreement;
(e) all statements made, all unpaid balances and all other information in such Grantor's Books and other documentation relating to the Rights to Payment are true and correct and what they purport to be; and
(f) such Grantor has no Knowledge of any fact or circumstance which would materially impair the validity or collectability of any Rights to Payment.
4.7 Inventory.  Except as set forth in Section 4.1 of Schedule 1, no Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, nor has any Inventory been consigned to such Grantor or consigned by such Grantor to any Person or is held by such Grantor for any Person under any "bill and hold" or other arrangement.
4.8 Intellectual Property.
(a) (i) Section 4.8(a)(i) of Schedule 1 provides a complete and correct list of all registered Copyrights owned by such Grantor, all applications for registration of Copyrights owned by such Grantor, and all other Copyrights owned by such Grantor and material to the conduct of the business of such Grantor; (ii) Section 4.8(a)(ii) of Schedule 1 provides a complete and correct list of all Intellectual Property Licenses entered into by such Grantor pursuant to which (A) such Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person other than non-exclusive software licenses granted in the ordinary course of business or (B) any Person has granted to such Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Section 4.8(a)(iii) of Schedule 1 provides a complete and correct list of all Patents owned by such Grantor and all applications for Patents owned by such Grantor; and (iv) Section 4.8(a)(iv) of Schedule 1 provides a complete and correct list of all registered Trademarks owned by such Grantor, all applications for registration of Trademarks owned by such Grantor, and all other Trademarks owned by such Grantor and material to the conduct of the business of such Grantor.
(b) (A) Such Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary to the conduct of its business, and (B) all employees and contractors of such Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality.
(c) To such Grantor's Knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;
(d) (A) To such Grantor's Knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (B) there are no pending, or to such Grantor's knowledge after reasonable inquiry, threatened infringement or misappropriation claims or proceedings pending against such Grantor, and such Grantor has not received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

(e) To such Grantor's Knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and
(f) Such Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the business of such Grantor.
4.9 Equipment.
(a) None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which such Grantor has supplied Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Agent's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.
(b) None of the Equipment of such Grantor is leased from or leased to any third Person, except as set forth in Section 4.9 of Schedule 1.
4.10 Deposit Accounts.  The names and addresses of all financial institutions at which such Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.
4.11 Investment Property.  All financial institutions or financial intermediaries holding or in possession of any Investment Property are set forth in Section 4.11 of Schedule 1.  Such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 2 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date.  All of the Pledged Interests issued by Domestic Pledged Companies are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Ownership Interests of the Pledged Companies of such Grantor identified on Schedule 2 hereto as supplemented or modified by any Pledged Interests Addendum.  Such Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to Agent as provided herein.  All actions necessary under the UCC (to the extent the UCC is applicable) to perfect, establish the first priority of, or otherwise protect, Agent's Liens in the Investment Property, and the Proceeds thereof, have been or will be promptly and duly taken.  Such Grantor has delivered to and deposited with Agent (or, with respect to any Pledged Interests created after the Closing Date, will deliver and deposit with Agent) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers, or other relevant document of transfer, endorsed in blank with respect to such certificates.
4.12 Commercial Tort Claims.  All of such Grantor's Commercial Tort Claims that it has brought against any Person, including the name and address of each defendant, a summary of the facts, and an estimate of such Grantor's damages, are set forth in Section 4.12 of Schedule 1.

5 Covenants.  In addition to the covenants of such Grantor set forth in the other Loan Documents which are incorporated herein by this reference, such Grantor agrees that from the Closing Date and thereafter until the payment, performance and satisfaction in full, in cash, of the Secured Obligations, and all of Agent's and Lenders' commitments under the Credit Agreement to Borrowers have been terminated and no Letters of Credit are outstanding (other than L/C Obligations and Agent Product Obligations that have been Cash Collateralized):
5.1 Defense of Collateral. Such Grantor shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Agent's right or interest in, any Collateral.
5.2 Compliance with Laws, Etc.  Such Grantor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.
5.3 Location of Grantor's Books and Chief Executive Office.  Such Grantor shall: (i) keep such Grantor's Books at the locations set forth in Section 4.2 of Schedule 1; and (ii) maintain the location of such Grantor's chief executive office or principal place of business at the locations set forth in Section 4.1 of Schedule 1.
5.4 Location of Collateral.  Such Grantor shall keep the tangible Collateral only at the locations identified on Section 4.1 of Schedule 1.
5.5 Change in Name, Trade Name, Trade Style or FEIN.  Such Grantor shall not change its legal name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on Schedule 1.
5.6 State of Incorporation or Formation.  Such Grantor shall not change the state of its incorporation or formation.
5.7 Maintenance of Records.  Such Grantor shall keep separate, accurate and complete Grantor's Books, disclosing Agent's security interest hereunder.
5.8 Intellectual Property.  Such Grantor shall:
(a) upon the request of Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent's Lien on such Grantor's Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;
(b) not enter into any material agreement (including any license or royalty agreement) pertaining to any Intellectual Property without in each case giving Agent prior notice thereof;
(c) not allow or suffer any Intellectual Property to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except in cases where such Grantor deems such abandonment, termination, forfeiture, expiration, or dedication to be appropriate in the exercise of such Grantor's commercially reasonable business judgment;
(d) promptly give Agent notice of any rights any Grantor may obtain to any new patentable inventions, trademarks, servicemarks, copyrightable works or other new Intellectual Property, prior to the filing of any application for registration thereof with the U.S. Patent and Trademark Office or U.S. Copyright Office; and

(e) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations‑in‑part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property.
5.9 Disposition of Collateral. Such Grantor shall not surrender or lose possession of, sell, lease, rent, license, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except for Permitted Dispositions.
5.10 Investment Related Property.
(a) If such Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;
(b) Except as otherwise permitted under the Credit Agreement, all sums of money and property paid or distributed in respect of the Investment Property which are received by such Grantor shall be held by such Grantor in trust for the benefit of Agent segregated from such Grantor's other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;
(c) Such Grantor shall promptly deliver to Agent a copy of each material notice or other material written communication received by it in respect of any Pledged Interests;
(d) Such Grantor shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than as permitted by the Loan Documents;
(e) Such Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with Agent's Lien on the Investment Property or any sale or transfer thereof; and
(f) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, such Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to any such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, except as otherwise required by Bank, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
6 Collection of Rights to Payment.  Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default (a) to notify the Account Debtors to make payments directly to Agent or a lockbox account as set forth in clause (c) of this Section 6, (b) to enforce Grantor's rights against the Account Debtors, and (c) to require that all payments made by Account Debtors be deposited directly into a lockbox account as Agent may specify, pursuant to a lockbox agreement in form and substance reasonably satisfactory to Agent, with a lockbox servicing agent acceptable to Agent.
7 Disposition of Pledged Interests by Agent.  None of the Pledged Interests existing as of the date of this Security Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if Agent shall, pursuant to the terms of this Security Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

8 Voting Rights.
(a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with 5 Business Days prior notice (unless such Event of Default is an Event of Default specified in Section 7.1(g) or (h) of the Credit Agreement, in which case no such notice need be given) to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Security Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor's true and lawful attorney-in-fact and irrevocable proxy to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable until the Secured Obligations have been paid in cash, in full, the obligations of Agent under the Loan Documents have been irrevocably terminated, and this Security Agreement is terminated.
(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would reasonably be expected to materially and adversely affect the rights of Agent or which could have the effect of materially impairing the value of the Pledged Interests or that would reasonably be expected to materially and adversely affect the rights and remedies of Agent under the Credit Agreement, any other Loan Document or any other instrument or agreement referred to therein.
9 Events of Default.  The occurrence of any Event of Default under the Credit Agreement shall constitute an event of default ("Event of Default") hereunder.
10 Rights and Remedies.
10.1 During the continuance of an Event of Default, Agent, without notice or demand, may do any one or more of the following, all of which are authorized by each Grantor:
(a) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Secured Obligations with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Expenses incurred or expended in connection therewith;
(b) Cause each Grantor to hold all returned Inventory in trust for Agent, segregate all returned Inventory from all other property of such Grantor or in such Grantor's possession and conspicuously label said returned Inventory as the property of Agent;

(c) Without notice to or demand upon any Grantor or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral.  Each Grantor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate.  Each Grantor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith.  With respect to any of any Grantor's owned or leased premises, such Grantor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Agent's rights or remedies provided herein, at law, in equity, or otherwise;
(d) Without notice to any Grantor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of any Grantor held by Agent, or (ii) indebtedness at any time owing to or for the credit or the account of any Grantor held by Agent;
(e) Hold, as cash collateral, any and all balances and Deposit Accounts of any Grantor held by Agent, to secure the full and final repayment of all of the Secured Obligations;
(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Agent is hereby granted a license or other right to use, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, URLs, domain names and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each Grantor's rights under all licenses and all franchise agreements shall inure to Agent's benefit;
(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Grantor's premises) as Agent determines is commercially reasonable.  Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  It is not necessary that the Collateral be present at any such sale;
(h) Agent shall give notice of the disposition of the Collateral as follows:
(i) Agent shall give Grantors and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;
(ii) The notice shall be personally delivered or mailed, postage prepaid, to Grantors as provided in Section 10.1 of the Credit Agreement, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.  Notice to Persons other than Grantors claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;
(iii) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;
(i) Agent may credit bid and purchase at any public sale;

(j) Grantors agree that Agent shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable.  If Agent agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Agent may ascribe any commercially reasonable value to such proceeds.  Without limiting the foregoing, Agent may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Agent; and
(k) The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9615(f) of the UCC: (i) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years' experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above.  The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the UCC.
10.2 Agent shall have no obligation to attempt to satisfy the Secured Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Agent may release, modify or waive any collateral provided by any other Person as security for the Secured Obligations or any portion thereof, all without affecting Agent's rights against Grantors.  Each Grantor waives any right it may have to require Agent to pursue any third Person for any of the Secured Obligations.
10.3 Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Agent's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
10.4 Agent may sell the Collateral without giving any warranties as to the Collateral.  Agent may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
10.5 If Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser.  In the event that the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Grantors will be credited with the proceeds of such sale.
10.6 Agent shall be under no obligation to marshal any assets in favor of Grantors, or against or in payment of the Secured Obligations or any other obligation owed to Agent and/or Lenders (or any of them) by Grantors or any other Person.
10.7 Upon the exercise by Agent of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, each Grantor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Agent or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

10.8 The rights and remedies of Agent under this Security Agreement, the Credit Agreement, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative.  Agent shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.  No exercise by Agent of any one right or remedy shall be deemed an election of remedies, and no waiver by Agent of any default on any Grantor's part shall be deemed a continuing waiver of any further defaults.  No delay by Agent shall constitute a waiver, election or acquiescence with respect to any right or remedy.
11 Agent Not Liable.  So long as Agent complies with the obligations, if any, imposed by the UCC, Agent shall not otherwise be liable or responsible in any way or manner for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  Grantors bear the risk of loss or damage of the Collateral.
12 Notices.  All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner and to the addresses set forth in Section 10.1 of the Credit Agreement, or the case of a Guarantor, in the manner and to the address for notices set forth in the applicable Facility Guaranty.
13 General Provisions.
(a) Successors and Assigns.  This Security Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of Grantors and Agent; provided, however, that Grantors may not assign this Security Agreement nor delegate any of their duties hereunder without Agent's prior written consent and any prohibited assignment or delegation shall be absolutely void.  No consent by Agent to an assignment by Grantors shall release Grantors from the Secured Obligations.  Agent reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Credit Agreement.  In connection therewith, Agent may disclose all documents and information which Agent now or hereafter may have relating to any Grantor, such Grantor's business, or the Collateral to any such prospective or actual Transferee, subject to the terms of Section 10.6 of the Credit Agreement.
(b) Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.
(c) No Presumption Against Any Party.  Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or Grantors, whether under any rule of construction or otherwise.  On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(d) Amendments and Waivers.  Any provision of this Security Agreement or any of the Loan Documents to which any Grantor is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.
(e) Counterparts; Integration; Effectiveness.  This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Agent.

(f) Severability.  The provisions of this Security Agreement are severable.  The invalidity, in whole or in part, of any provision of this Security Agreement shall not affect the validity or enforceability of any other of its provisions.  If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.
14 New Subsidiaries.  Pursuant to Section 5.14 of the Credit Agreement, any new direct or indirect Domestic Subsidiary (whether by acquisition or creation) of any Grantor is required to enter into this Security Agreement by executing and delivering in favor of Agent a joinder to this Security Agreement in the form of Annex 2. Upon the execution and delivery of Annex 2 by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.
15 Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Security Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder.  In the event of any conflict between any provision in this Security Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Security Agreement shall control.
16 Updating Disclosure Schedules.  To the extent necessary to cause the representations and warranties set forth in Section 4 to remain true, complete and accurate as of the Closing Date, the date of each and every Borrowing and the date of each issuance of a Letter of Credit, each Grantor shall update in writing any Schedules provided for in Section 4 to the extent they have Knowledge of any circumstance which may have the effect of making any representation or warranty contained in Section 4 untrue or incomplete in any material respect. The requirement of each Grantor to update the Schedules provided for herein shall not have the effect of a cure of any Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Event of Default by Agent.
17 Termination.  Upon the payment, performance and satisfaction in full in cash of the Secured Obligations, and all of Agent's and Lenders' obligations under the Credit Agreement have been terminated and no Letters of Credit are outstanding (other than L/C Obligations, Agent Product Obligations, and unasserted indemnification obligations that have been Cash Collateralized), Agent shall, at any Grantor's expense, upon the written request of such Grantor, execute and deliver to such Grantor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Security Agreement and shall authorize such Grantor to file the appropriate termination statements evidencing the same, and shall duly assign and deliver to such Grantor such of the Collateral as may be in the possession of the Agent.
18 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; CLASS ACTION WAIVER.
(a) THE VALIDITY OF THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  GRANTORS AND BANK WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.
(c) GRANTORS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  GRANTORS AND BANK REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d) IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.  EACH PARTY (I) CERTIFIES THAT NO ONE HAS REPRESENTED TO SUCH PARTY THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE JURY AND CLASS ACTION WAIVERS IN THE EVENT OF SUIT, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS, AND CERTIFICATIONS IN THIS SECTION.
19 Reference Provision.  In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
(a) With the exception of the items specified in clause (b) below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Security Agreement or any other Loan Document will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").
(b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within 10 days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within 15 days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within 120 days after the date of the conference and (iii) report a statement of decision within 20 days after the matter has been submitted for decision.
(e) The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon 7 days written notice, and all other discovery shall be responded to within 15 days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
(f) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
(g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
(h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS.
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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.
GRANTORS:	AUXILIO, INC., a Nevada corporation By: /s/ Paul T. Anthony Name: Paul T. Anthony Title: Chief Financial Officer and Secretary
AUXILIO SOLUTIONS, INC., a California corporation By: /s/ Paul T. Anthony Name: Paul T. Anthony Title: Chief Financial Officer and Secretary
DELPHIIS, INC., a California corporation By: /s/ Paul T. Anthony Name: Paul T. Anthony Title: Chief Financial Officer and Secretary
CYNERGISTEK, INC., a Texas corporation By: /s/ Michael G. Mathews Name: Dr. Michael G. Mathews Title: President

[Signatures continue on next page.]

AGENT:	AVIDBANK, a California banking corporation By: ___________________ Name: Title:

Annex 1 to Security Agreement
Definitions and Construction
1. Definitions.  The following terms, as used in this Security Agreement, shall have the following meanings:
"Account Debtor" means any Person (including any Credit Card Issuer or Merchant Payment Processor) who is or who may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible.
"Accounts" means any and all of each Grantor's presently existing and hereafter arising accounts (as defined in the UCC), including Credit Card Receivables.
"Chattel Paper" means all of each Grantor's presently existing and hereafter acquired or created chattel paper (as defined in the UCC).
"Collateral" means the following, collectively: any and all of the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Instruments, Inventory, Investment Property, General Intangibles, Letter of Credit Rights, Negotiable Collateral, Supporting Obligations, Vehicles, Grantors' Books, in each case whether now existing or hereafter acquired or created, any money or other assets of any Grantor that now or hereafter come into the possession, custody, or control of Agent and any Proceeds or products of any of the foregoing, or any portion thereof. In no event shall the Collateral include, or Agent's Lien attach to, (x) Hazardous Materials, or (y) any of the outstanding Ownership Interests of a Foreign Subsidiary in excess of 65% of the issued and outstanding Ownership Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Ownership Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary if the pledge of a greater percentage would result in material adverse tax consequences to Parent).
"Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.
"Commercial Tort Claims" means all of each Grantor's presently existing and hereafter acquired or arising commercial tort claims (as defined in the UCC), including those listed in Section 4.12 of Schedule 1 attached hereto.
"Copyrights" means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Section 4.8(a)(i) of Schedule 1, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and  (v) all of each Grantor's rights corresponding thereto throughout the world.
"Copyright Security Agreement" means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.
"Credit Agreement" is defined in the Recitals.
"Deposit Account" means all of each Grantor's presently existing and hereafter acquired or arising deposit accounts (as defined in the UCC).
Annex 2 to Security Agreement 1

"Documents" means all of each Grantor's presently existing and hereafter acquired or arising documents (as defined in the UCC).
"Domestic Pledged Companies" means Pledged Companies organized under the laws of the United States of America or any state thereof.
"Equipment" means any and all of each Grantor's presently existing and hereafter acquired equipment (as defined in the UCC), wherever located.
"Expenses" has the meaning of "Expenses" under the Credit Agreement and shall also mean:  any and all reasonable costs or expenses required to be paid by Grantors under this Security Agreement which are paid or advanced by Agent; all reasonable costs and expenses of Agent, including its reasonable attorneys' fees and expenses (including reasonable attorneys' fees incurred pursuant to proceedings arising under the Debtor Relief Laws), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all reasonable costs and expenses of suit incurred or expended by Agent, including its reasonable attorneys' fees and expenses (including reasonable attorneys' fees incurred pursuant to proceedings arising under the Debtor Relief Laws) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.
"FEIN" means Federal Employer Identification Number.
"Foreign Subsidiary" means any direct or indirect Subsidiary of Parent that is not a Domestic Subsidiary.
"General Intangibles" means any and all of each Grantor's presently existing and hereafter acquired or arising general intangibles (as defined in the UCC), and includes payment intangibles, contract rights, rights to payment, rights under Swaps (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Swap), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.
"Grantors" and "Grantor" have the meanings assigned to such terms in the Preamble.
"Grantor's Books" means any and all presently existing and hereafter acquired or created books and records of each Grantor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral. "Grantors' Books" has a corresponding meaning.
"Instruments" means any and all of each Grantor's presently existing and hereafter acquired or arising instruments (as defined in the UCC).
"Intellectual Property" means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.
Annex 2 to Security Agreement 2

"Intellectual Property Licenses" means, with respect to any Person (the "Specified Party"), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Section 4.8(a)(ii) of Schedule 1, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of Agent's rights under the Loan Documents.
"Inventory" means any and all of each Grantor's presently existing and hereafter acquired inventory (as defined in the UCC).
"Investment Property" means any and all of each Grantor's presently existing and hereafter acquired (i) investment property (as defined in the UCC), and (ii) all of the following regardless of whether classified as investment property under the UCC:  all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.
"Letter of Credit Rights" means any and all of each Grantor's presently existing and hereafter acquired letter of credit rights (as defined in the UCC).
"Negotiable Collateral" means any and all of each Grantor's presently existing and hereafter acquired or arising letters of credit, letter of credit rights, advises of credit, certificates of deposit, notes, drafts, money, Instruments, Documents and tangible Chattel Paper.
"Patents" means patents and patent applications, including (i) the patents and patent applications listed on Section 4.8(a)(iii) of Schedule 1, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor's rights corresponding thereto throughout the world.
"Patent Security Agreement" means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit B.
"Pledged Companies" means, each Person listed on Schedule 2 hereto as a "Pledged Company," together with each other Person, all or a portion of whose Ownership Interests is acquired or otherwise owned by a Grantor after the Closing Date.
"Pledged Interests" means all of each Grantor's right, title and interest in and to all of the Ownership Interests now or hereafter owned by such Grantor, regardless of class or designation, including, without limitation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all Proceeds thereof and all rights relating thereto, including, without limitation, any certificates representing the Ownership Interests, the right to request after the occurrence and during the continuation of an Event of Default that such Ownership Interests be registered in the name of Agent or any of its nominees, the right to receive any certificates representing any of the Ownership Interests and the right to require that such certificates be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, transfers, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.
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"Pledged Interests Addendum" means a Pledged Interests Addendum substantially in the form of Exhibit C.
"Pledged Operating Agreements" means all of each Grantor's rights, powers, and remedies under the limited liability company operating agreements of the Pledged Companies that are limited liability companies, if any.
"Pledged Partnership Agreements" means all of each Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, if any.
"Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of any Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.
"Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all electronic Chattel Paper, General Intangibles, Letter of Credit Rights, Negotiable Collateral and Proceeds thereof.
"Secured Obligations" means, collectively, (i) the "Obligations" as defined in the Credit Agreement, (ii) the "Guaranteed Obligations" as defined in each Facility Guaranty, and (iii) any and all debts, liabilities, obligations, or undertakings owing by Grantors (or any of them) to Agent arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all Expenses which Grantors are required to pay or reimburse pursuant to this Security Agreement, the Credit Agreement, the other Loan Documents or by law, excluding, however, all Excluded Swap Obligations.
"Security Agreement" shall mean this Security Agreement, as amended or restated from time to time.
"Supporting Obligations" has the meaning given to such term in the UCC.
"Trademarks" means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Section 4.8(a)(iv) of Schedule 1, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor's rights corresponding thereto throughout the world.
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"Trademark Security Agreement" means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit D.
"UCC" means the California Uniform Commercial Code, as amended or supplemented from time to time.
"URL" means "uniform resource locator," an internet web address.
2. Construction.  Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by Agent include reasonable estimates (absent manifest error) by Agent (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.
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